Exhibit 99.3

Investor Contact:	Jennifer Gordon
(212) 536-8244
Media Contact:	Robert Young
(713) 496-6076

News Release

FOR IMMEDIATE RELEASE

HESS MIDSTREAM LP ANNOUNCES UPSIZING AND PRICING OF SECONDARY PUBLIC OFFERING OF CLASS A SHARES

HOUSTON, March 30, 2022 – Hess Midstream LP (NYSE: HESM) (“HESM”) today announced the upsizing and pricing of an underwritten public offering of an aggregate 8,900,000 Class A shares representing limited partner interests in HESM by a subsidiary of Hess Corporation and an affiliate of Global Infrastructure Partners (the “Selling Shareholders”), at a public offering price of $29.50 per Class A share. The offering was upsized from the previously announced 7,900,000 Class A shares. The Selling Shareholders have granted the underwriters a 30-day option to purchase up to 1,335,000 additional Class A shares at the public offering price less underwriting discounts and commissions.

The gross proceeds from the sale of Class A shares by the Selling Shareholders are expected to be approximately $262,550,000. HESM will not receive any proceeds from the sale of Class A shares in the offering. The offering is expected to close on April 4, 2022, subject to customary closing conditions.

Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as joint bookrunning managers of the offering.

The offering of these securities is being made only by means of the prospectus supplement and accompanying base prospectus as filed with the Securities and Exchange Commission (the “SEC”). Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the SEC’s website at www.sec.gov under HESM’s name or from the underwriters of the offering as follows:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: 800-831-9146

Email: prospectus@citi.com

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, New York 10282

Telephone: 866-471-2526

Email: prospectus-ny@ny.email.gs.com

The Class A shares are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Hess Midstream LP

HESM is a fee-based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess Corporation and third-party customers. HESM owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of U.S. securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. You should keep in mind the risk factors and other cautionary statements in the filings made by HESM with the SEC, which are available to the public. HESM undertakes no obligation to, and does not intend to, update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.